UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2009

Avery Dennison Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard, Pasadena, California		91103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-304-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 3, 2009, the Compensation and Executive Personnel Committee ("Committee") of Avery Dennison Corporation’s ("Company") Board of Directors ("Board") adopted the Key Executive Change of Control Severance Plan ("Change of Control Severance Plan") pursuant to which each specified Company executive designated as a participant is eligible for severance payments upon certain terminations of employment in connection with a "change of control" of the Company, subject to the terms and conditions described in the Change of Control Severance Plan. Upon a covered termination of employment, a participant designated as Tier A will receive three times the sum of his annual pay, his highest annual bonus received in the preceding three years and the cash value of his health benefits, and a participant designated as Tier B will receive two times the sum of his annual pay, his highest annual bonus received in the preceding three years and the cash value of his health benefits. Each participant in the Change of Control Severance Plan will also receive a pro-rata bonus for the year of termination based on the highest annual bonus received by such participant in the preceding three years, as well as outplacement services for up to one year following the termination of employment. In certain circumstances, if a participant would otherwise have incurred excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended ("Code"), such participant’s payments will be reduced to the "safe harbor amount" (as defined in the Change of Control Severance Plan), such that no such excise taxes would be due. Payments under the Change of Control Severance Plan are offset by payments received by the participant under any other Company severance plan or agreement. Payments under the Change of Control Severance Plan are intended to be exempt from or to comply with Section 409A of the Code and the Department of Treasury regulations and other guidance issued thereunder. The foregoing description is qualified in its entirety by reference to the Change of Control Severance Plan, which is filed as Exhibit 10.35 to this report and is incorporated herein by reference.

On December 3, 2009, the Committee adopted the Executive Severance Plan ("Severance Plan") pursuant to which each specified Company employee designated as a participant is eligible for severance payments upon certain involuntary terminations of employment initiated by the Company or any of its affiliates or subsidiaries, subject to the terms and conditions described in the Severance Plan. Upon a covered termination of employment, a participant designated as Level 1 will receive two times the sum of his annual pay, his highest annual bonus received in the preceding three years and the cash value of his health benefits, and a participant designated as Level 2, Level 3 or Level 4 will receive the sum of his annual pay, his highest annual bonus received in the preceding three years and the cash value of his health benefits. Participants in the Severance Plan will also be eligible for outplacement services for up to one year following termination of employment. Payments under the Severance Plan are offset by payments received by the participant under any statutory, legislative or regulatory requirement or under any other Company severance plan or agreement. Payments under the Severance Plan are intended to be exempt from or to comply with Section 409A of the Code and the Department of Treasury regulations and other guidance issued thereunder. The foregoing description is qualified in its entirety by reference to the Severance Plan, which is filed as Exhibit 10.36 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit - 10.35 Key Executive Change of Control Severance Plan
Exhibit - 10.36 Executive Severance Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avery Dennison Corporation

December 9, 2009	By:	/s/ Daniel R. O'Bryant

Name: Daniel R. O'Bryant
Title: Executive Vice President, Finance, and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

10.35	Key Executive Change of Control Severance Plan
10.36	Executive Severance Plan